                                                                 EXHIBIT e(1)(c)


                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                          AIM VARIABLE INSURANCE FUNDS
                                       AND
                            A I M DISTRIBUTORS, INC.


         THIS AGREEMENT is made this ___ day of ________, 2001, by and between AIM VARIABLE INSURANCE FUNDS, a Delaware business trust (the "Trust"), and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                                   WITNESSETH:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Trust hereby appoints the Distributor as its exclusive agent for the sale of each class of shares set forth in Appendix A attached hereto (collectively, the "Funds" and each separately a "Fund") in the United States and throughout the world in accordance with the terms of the Trust's current prospectus and statement of additional information applicable to the Funds.

         SECOND: The Trust shall not sell any shares of a Fund except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below.

         THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the shares of the Funds and agrees that it will use its best efforts to sell such shares; provided, however, that:

         (A) the Distributor may, and when requested by the Trust on behalf of each Fund shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Trust, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

         (B) the Trust may withdraw the offering of the shares of a Fund (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction, or when so required by the Trust acting in the best interests of the shareholders of any Fund. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the shares of a Fund. The Trust shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Fund shares.

         FOURTH: The offering price of the shares shall be the net asset value per share of the applicable class of shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Fund.

         FIFTH: The Distributor shall act as agent of the Trust on behalf of each Fund in connection with the sale and repurchase of shares of a Fund.

         SIXTH:

         (A) The Distributor shall bear the expenses of printing from the final proof and distributing any promotional or sales literature used by the Distributor or furnished by the Distributor to insurance companies in connection with such offerings, and expenses of advertising in connection with such offerings.

         (B) The Distributor may be reimbursed for all or a portion of such expenses, or may receive reasonable compensation for distribution related services, to the extent permitted by a distribution plan adopted by the Trust on behalf of the Funds pursuant to Rule 12b-1 under the 1940 Act.

         SEVENTH: The Distributor will accept orders for the purchase of shares of each Fund only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Trust may reject purchase orders where, in the judgment of the Trust, such rejection is in the best interest of the Trust.

         EIGHTH: The Trust, on behalf of the Funds, and the Distributor shall each comply with all applicable provisions of the Investment Company Act of 1940 (the "1940 Act"), the Securities Act of 1933 and of all other federal and state laws, rules and regulations governing the issuance and sale of shares of each Fund.

         NINTH:

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Trust on behalf of the Funds agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust or a Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Trust and the Funds against any and all claims, demands, liabilities and expenses which the Trust or the Funds may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Trust or the Funds in its prospectus or in this Agreement.

         (B) The Distributor agrees to indemnify the Trust and the Funds against any and all claims, demands, liabilities and expenses which the Trust or the Funds may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust or the Funds in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Funds' transfer agent(s), or for any failure of any such transfer agent to perform its duties.

         TENTH: Nothing herein contained shall require the Trust to take any action contrary to any provision of its , or to any applicable statute or regulation.

         ELEVENTH: This Agreement shall become effective as of the date hereof, shall continue in force and effect until June 30, 2002, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved at least annually (a)(i) by the Board of Trustees of the Trust or (ii) by the vote of a majority of the Funds' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

         TWELFTH:

         (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

         THIRTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Trust and the Distributor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate on the day and year first above written.

         AIM VARIABLE INSURANCE FUNDS


         By:
            -----------------------------------------

         Name:        Carol F. Relihan
              ---------------------------------------

         Title:       Senior Vice President
               --------------------------------------


         Attest:
                -------------------------------------

         Name:
              ---------------------------------------

         Title:
               --------------------------------------

         A I M DISTRIBUTORS, INC.


         By:
            -----------------------------------------

         Name:        Michael J. Cemo
              ---------------------------------------

         Title:       President
               --------------------------------------


         Attest:
                -------------------------------------

         Name:
              ---------------------------------------

         Title:
               --------------------------------------

                                   APPENDIX A
                                       TO
                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS


SERIES I SHARES

AIM V.I. Aggressive Growth Fund
AIM V.I. Balanced Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth and Income Fund
AIM V.I. Growth Fund
AIM V.I. High Yield Fund
AIM V.I. International Equity Fund
AIM V.I. Money Market Fund
AIM V.I. New Technology Fund
AIM V.I. Value Fund


SERIES II SHARES

AIM V.I. Aggressive Growth Fund
AIM V.I. Balanced Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth and Income Fund
AIM V.I. Growth Fund
AIM V.I. High Yield Fund
AIM V.I. International Equity Fund
AIM V.I. Money Market Fund
AIM V.I. New Technology Fund
AIM V.I. Value Fund


                                      A-1